SCHEDULE 14A

Information Required in Proxy Statement

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

ADCARE HEALTH SYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADCARE HEALTH SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held

June 5, 2009

and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy

and promptly return it in the enclosed envelope.

ADCARE HEALTH SYSTEMS, INC.

5057 Troy Road
Springfield, Ohio  45502-9032

(937) 964-8974

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 5, 2009

April 21, 2009

To Our Shareholders:

The Annual Meeting of Shareholders of AdCare Health Systems, Inc. (the “Company”) will be held at our offices located at 5057 Troy Road, Springfield, Ohio  45502-9032, on Friday, June 5, 2009, at 10:00 a.m. local time, for the following purposes:

1.

To elect two directors of the Company to serve for a term of three years expiring at the Annual Meeting of Shareholders to be held in 2012;

2.

To ratify the selection of our independent registered public accounting firm for the year ended December 31, 2008;

3.

To transact any other business which may properly come before the meeting or any adjournment thereof.

Accompanying this Notice of Annual Meeting is a form of a Proxy, Proxy Statement, and a copy of the Company’s Form 10-K Annual Report for the year ended December 31, 2008, all to be mailed on or about April 21, 2009.

Our Board of Directors has fixed April 9, 2009, as the record date for the determination of shareholders entitled to notice and to vote at the annual meeting and any adjournment thereof. A list of shareholders will be available for examination by any shareholder at the annual meeting and for a period of 10 days before the annual meeting at our executive offices.

You will be most welcome at the annual meeting and we hope you can attend.  Our directors and officers are expected to be present to answer your questions and to discuss the Company’s business.

We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes.  If you attend the annual meeting, you may cast your vote in person and your proxy will not be used.  If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

By Order of the Board of Directors,

Carol Groeber

Secretary

PLEASE SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

ADCARE HEALTH SYSTEMS, INC.

5057 Troy Road
Springfield, Ohio  45502-9032

_____________________________

PROXY STATEMENT

_____________________________

ANNUAL MEETING OF SHAREHOLDERS

June 5, 2009

_____________________________

This proxy statement is furnished to the shareholders of AdCare Health Systems, Inc., an Ohio corporation (the “Company”), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held at our executive offices located at 5057 Troy Road, Springfield, Ohio 45502 on June 5, 2009 at 10:00 a.m., and at any adjournment or postponement thereof (the “Annual Meeting”).  The enclosed proxy is being solicited by our Board of Directors.  This proxy statement and the enclosed proxy will be first sent or given to our shareholders on approximately April 21, 2009.

We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock.  Representatives of the Company may solicit proxies by mail, telegram, telephone, fax, or personal interview.

The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by us prior to the Annual Meeting.  If no directions are made to the contrary, the proxy will be voted FOR the election of David A. Tenwick and Gary L. Wade as directors of the Company for three (3) year terms expiring at the Annual Meeting in 2012, and to ratify Battelle & Battelle LLP as our independent registered public accounting firm for the year ended December 31, 2008, and to transact such other business as may properly come before the meeting or any adjournment thereof. Any shareholder voting the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to us, by duly executing and delivering to us a proxy card bearing a later date, or by voting in person at the annual meeting.  The officers, directors, and nominees for directors of the Company are the beneficial owners of 22% of the Company’s issued and outstanding shares.  The officers, directors and nominees for directors of the Company have indicated that they will vote in favor of each nominee for director and in favor of the issuance of warrants to officers and directors of the Company.

Only holders of record of our common stock at the close of business on April 9, 2009 will be entitled to vote at the Annual Meeting.  At that time, we had 3,786,129 shares of common stock outstanding and entitled to vote.  Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of one-third of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.  Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others.  Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the election of directors.

The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present.  All other matters to be submitted to the shareholders for approval or ratification at the Annual Meeting are routine matters.

ELECTION OF DIRECTORS

Our Amended Articles of Incorporation provides that the number of directors shall be fixed at nine (9) with three (3) directors to be elected each year to serve a three (3) year term.  At the 2008 Annual Shareholder Meeting directors Phillip S. Radcliffe and Merle Grace Kearns were elected to three (3) year terms expiring in 2011. Jeffrey Levine, Laurence E. Sturtz and Peter J. Hackett were elected to three (3) year terms expiring in 2010 at the 2007 Annual Meeting. At the June 5, 2009 meeting of shareholders, David A. Tenwick and Gary L. Wade, existing directors, have been nominated for three (3) year terms expiring at the annual meeting of the Company in 2012. On March 30, 2009, Merle Grace Kearns submitted her resignation as a director for personal reasons. This leaves the total Board of Directors at six (6) persons and the Company will continue to seek additional qualified directors to fill the remaining three vacancies.

It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of each of David A. Tenwick and Gary L Wade as directors.  In the event that any nominee for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Amended and Restated Code of Regulations or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

The Board of Directors recommends that the shareholders vote FOR the election of the nominees for director.

The following table sets forth each nominee’s name, age, and his position with the Company:

Name	Age	Position	Term Expiring
David A. Tenwick	71	Director/Chairman	2012
Gary L. Wade	72	Director/President, CEO	2012

 David A. Tenwick.  Mr. Tenwick, our founder, has served as our Chairman and Director since our organization in August 1991.  Prior to founding our Company, Mr. Tenwick was an independent business consultant from 1982 to 1990.  Through this capacity, he has served as a director and an officer of several businesses, including Douglass Financial Corporation, a surety company, and AmeriCare Health & Retirement, Inc., a long-term care management company.  From 1967 until 1982, Mr. Tenwick was a director and an officer of Nucorp Energy, Inc., a company which he co-founded.  Nucorp Energy was a public company which invested in oil and gas properties and commercial and residential real estate.  Prior to founding Nucorp, he was an enforcement attorney for the United States Securities and Exchange Commission.  Mr. Tenwick is a member of the Ohio State Bar Association and was a founding member of the Ohio Assisted Living Association, an association that promotes high quality assisted living throughout the State of Ohio.  Mr. Tenwick earned his Bachelor of Business Administration (BBA) and Juris Doctor (JD) degrees from the University of Cincinnati in 1960 and 1962, respectively.

Gary L. Wade.  Mr. Wade has been a director and our President since 1995 and became CEO in 1998.  In 1988 Mr. Wade was a co-founder of AdCare Health Systems, Inc., whose assets we acquired in 1995.  Prior to that, he served as the Chief Executive Officer and President of St. John's Mercy from 1980 to 1989 and was responsible for the development and operation of Oakwood Village Retirement Community in 1987, a 230-unit continuing care retirement community, and the operation of St. John's Center, a sub-acute care long-term care facility.  His extensive experience in health care also includes work with chemical abuse treatment programming and the care for Alzheimer's patients.  Mr. Wade earned his undergraduate degree at Ohio University and his M.B.A. from Xavier University, where he specialized in hospital and health care administration.  He is a past Chairman of the Ohio Assisted Living Association and served on the Government Relations and Health Care committees of the Association of Ohio Philanthropic Homes.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS,
AND PRINCIPAL SHAREHOLDERS

Meetings and Compensation of the Board of Directors

Our Board of Directors had a total of six (6) meetings during the year ended December 31, 2008.  During 2008, all but two directors attended all of the meetings of the Board of Directors with the two directors missing one meeting each. Additionally, all directors attended the meetings held by all committees of the Board of Directors, on which he served.  Directors who are not employed by us received $1,000 for each meeting attended in person and $500 for each meeting attended via conference call; however, one director elected to defer their compensation in 2008.

Shareholder Communication

Our Board of Directors welcomes communications from shareholders.  Shareholders may send communications to the Board of Directors or to any director in particular, c/o Carol Groeber, AdCare Health

Systems, Inc., 5057 Troy Road, Springfield, Ohio 45502-9032.  Any correspondence addressed to the Board of Directors or to any one of our directors in care of our offices (or by email to carolg@adcarehealth.com) will be forwarded to the addressee without review by management.

Committees of the Board of Directors

We have an Audit Committee and a Compensation Committee.

The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed.  The Audit Committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor’s audit plans, review and reports upon various matters affecting the independence of the independent auditors and review, with the independent auditors the results of the audit and management’s responses.

The Audit Committee was established in December, 2005 and was comprised of Messrs. Hackett, Levine and Sturtz during 2008.  All of the members of the Audit Committee will be considered “independent,” as independence for Audit Committee members is defined in applicable rules of the NYSE Amex listing standards and the rules of the SEC.  The Board of Directors has designated Peter J. Hackett as Chairman of the Audit Committee and as “audit committee financial expert” as defined by Item 401(e) of Regulation S-B of the Exchange Act.

The Compensation Committee was established in 1995, and a charter was adopted in December, 2005.  During 2008, this committee was comprised of Messrs. Radcliffe, Sturtz and Levine.  Our Compensation Committee is responsible for establishing our compensation plans.  Its duties include the development with management of benefit plans for our employees, the formulation of bonus plans, and incentive compensation packages.  The Board of Directors has designated Philip S. Radcliffe as Chairman of the Compensation Committee.

The Board of Directors has no standing nominating committee.  We believe that, as a result of the role of the independent directors, as described below, it is not necessary to have a separate nominating committee at this time.  Four of our six current Directors, Messrs. Hackett, Levine, Radcliffe and Sturtz, are independent as determined utilizing the standards for director “independence” set forth in applicable rules of the NYSE Amex listing standards.  The independent members of the Board select nominees for election as Directors by majority vote.  In selecting nominees for Director, the Board does not operate pursuant to a charter.

In selecting Director nominees, the Board considers, among other factors, the existing composition of the Board and their evaluation of the mix of Board members appropriate for the perceived needs of AdCare.  The Board believes that continuity in leadership and Board tenure maximizes the Board’s ability to exercise meaningful Board oversight.  Because qualified incumbent Directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a Director, the Board will generally consider as potential candidates those incumbent Directors interested in standing for re-election who they believe have satisfied Director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served:

•

as a member of the compensation committee of another entity which has had an executive officer who has served on our compensation committee;

•

as a director of another entity which has had an executive officer who has served on our compensation committee; or

•

as a member of the compensation committee of another entity which has had an executive officer who has served as one of our directors.

The Board of Directors will consider the recommendations of shareholders regarding potential director candidates.  In order for shareholder recommendations regarding possible director candidates to be considered by the Board of Directors:

•

such recommendations must be provided to the Board of Directors c/o AdCare Health Systems, Inc., 5057 Troy Road, Springfield, Ohio  45502-9032, in writing at least 120 days prior to the date of the next scheduled annual meeting;

•

the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

•

the shareholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Code of Regulations limit the liability of officers and directors to the extent currently permitted by the Ohio Revised Code.

While indemnification for liabilities under the Securities Act of 1933 is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against  public policy as expressed in the Act. We will be governed by the final adjudication of the issue.

PURPOSE OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors advises the Board with respect to the compensation of each senior executive and Board of Director member.  The Committee is also charged with the oversight of compensation plans and practices for all employees of the Company.  The Committee relies upon data purchased for the purpose of providing information on organizations of similar or larger scale engaged in similar activities.  The purpose of the Committee’s activity is to assure that the Company’s resources are used appropriately to recruit and maintain competent and talented executives and employees able to operate and grow the Company successfully.

Presently, the Committee has determined that low executive compensation, based upon the data we have examined on comparable operations, poses some risk to the Company.  If, for any reason, the Company had to replace any of our current four senior executives or expand our executive staff, the Company could reasonably expect to experience a significant increase in executive expenses in order to attract competent persons with executive qualifications from organizations engaged in like activities.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee consults with our Chief Financial Officer and other key members of our management and with our independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit and the accompanying management letter, if any; and consults with our Chief Financial Officer and other key members of our management and with our independent auditors with regard to the adequacy of the internal accounting controls.

In fulfilling its responsibilities, the Audit Committee selected Battelle & Battelle LLP as our independent accountants for purposes of auditing our financial statements for 2008.  The Audit Committee has reviewed and discussed with management and the independent auditors our audited financial statements; discussed with the independent auditors the matters required to be discussed by Codification of Statements on Auditing Standards No. 61, as amended; received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1; and discussed with the independent accountants their independence from our Company.

Based on the reviews and discussions with management and Battelle & Battelle LLP, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission.

The Board of Directors evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that Messrs. Hackett, Levine and Sturtz are independent under NYSE Amex standards and are financially literate each in his own capacity.

Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities for the period ended December 31, 2008, were met and that our financial reporting and audit processes are functioning effectively.

Submitted by the Audit Committee

of the Board of Directors:

Peter J. Hackett

Jeffrey Levine

Laurence Sturtz

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information with respect to our executive officers and directors.

Name	Age	Position
David A. Tenwick(1)	71	Director, Chairman of the Board
Gary L. Wade(1)	72	Director, President, CEO
Scott Cunningham	41	Chief Financial Officer
Philip S. Radcliffe	72	Director
Laurence E. Sturtz	66	Director
Jeffrey Levine	57	Director
Peter J. Hackett(1)	71	Director
Sharon L. Reynolds	63	Senior Vice President of Nursing Home Operations

(1) Members of the Executive Committee.

Directors are elected at the annual meeting of shareholders and hold office for a term of three (3) years and until their successors are elected and have qualified.  All officers serve at the discretion of the Board of Directors.  The Board has a three-person Executive Committee comprised of David A. Tenwick, Gary L. Wade and Peter J. Hackett.  The Executive Committee is elected by the whole Board of Directors and meets in between regularly-scheduled Board meetings in order to take needed actions.

Jeffrey L. Levine.  Mr. Levine was elected to the Board at December 2005 stockholder meeting.  He also served as a director of the Company from its organization in 1991 until 2003.  He has been an industrial and commercial real estate broker from 1975 to the present.  He is the President of the Levine Real Estate Company and is the past President of Larry Stein Realty.  Mr. Levine has extensive experience in negotiating and appraising commercial and investment real estate.  He is a member of the National Association of Realtors, the Ohio State Bar Association and the Florida State Bar Association.

Laurence E. Sturtz.  Mr. Sturtz was appointed to the Board in June 2005.  The existing directors appointed Mr. Sturtz who was elected by the stockholders at the December 2005 annual meeting.  Mr. Sturtz is a retired attorney at law.  He received his Bachelor of Arts degree, majoring in economics, and his Juris Doctor degree from The Ohio State University, graduating in 1964 and 1967, respectively.  Mr. Sturtz was admitted to practice before the United States Supreme Court and had five cases before that body over the years.  Mr. Sturtz was a prominent trial lawyer in Columbus, Ohio and also specialized in representing companies of all sizes until his retirement in 2002.  Mr. Sturtz left the private practice of law for six years (1982-1988) and served as Vice President and General Counsel, and then President and Chief Executive Officer of Strata Corporation, a public company based in Columbus, Ohio.  In 1988, Mr. Sturtz returned to the private practice of law and became the senior litigator with the firm of Carlile Patchen & Murphy.  Mr. Sturtz has been a Board Member of Advanced Biological Marketing, Inc. for more than two years, and was a Board Member of The Language Access Network (“T-LAN”) from March, 2006 until December 2007.  Mr. Sturtz currently works as a mediator in Florida.

Peter J. Hackett.  Mr. Hackett was appointed to the Board in May 2005.  The existing directors appointed Mr. Hackett and he was elected by the shareholders at the June 2007 annual meeting.  Mr. Hackett is a certified public accountant who received his Bachelor of Arts degree from the University of Notre Dame and his Master of Arts degree from The Ohio State University in 1959 and 1965, respectively.  Mr. Hackett was a stockholder in the accounting firm of Clark, Schaefer, & Hackett & Co. from 1962 to 2003.  Mr. Hackett served as CEO of Clark, Schaefer, & Hackett & Co. from 1991 to 1999 and was Chairman from 1999 to 2003.  Mr. Hackett currently acts as a consultant for Clark, Schaefer, & Hackett & Co.  Mr. Hackett is a member of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants.  Mr. Hackett was a board member of The Huntington National Bank in Springfield, Ohio from 1972 to 1975 and was a board member of Mercy Medical Center from 1972 to 1995.  Mr. Hackett is also involved in numerous civic and charitable affiliations in the Springfield, Ohio area.

Phillip S. Radcliffe.  Mr. Radcliffe has been a director of the Company since it was organized in 1991. Mr. Radcliffe has spent his entire career in the industrial computer industry. Through the 1960s, Mr. Radcliffe was employed by IBM and then the Westinghouse Electric Company in their Computer and Instruments Division. Mr. Radcliffe then became an entrepreneur in the computer industry and has participated in the startup of an industrial systems integration supplier. Over a ten year period his firm grew to more than 100 professional employees with revenues in excess of 10 million dollars per year. Mr. Radcliffe served as the Chief Financial Officer of this company and was involved in the company becoming public where he coordinated SEC reporting requirements. In 1980, Mr. Radcliffe started his own virtual company in the Washington D.C. area providing turnkey data acquisition and control systems to the industry and the government. Since 1992 Mr. Radcliffe has assisted several early stage hi-tech companies in developing their business plans, locating funding and providing executive oversight and mentoring. Mr. Radcliffe had served as a mentor for the Dingman School of Entrepreneurship, affiliated with the University of Maryland, School of Business.

Other than Messrs. Tenwick and Wade who are also directors, the following persons serve as executive officers of the Company:

Scott Cunningham.  Mr. Cunningham has served as our CFO since 2004.  Mr. Cunningham joined us in June 1992 as Director of Business Services at one of the nursing facilities that we manage.  He became Corporate Controller in September 1997, was appointed Corporate Treasurer in August 1998, and Vice President of Finance in August 1999.  Mr. Cunningham graduated from Wright State University in 1990 with a Bachelor of Science degree in Business, majoring in both Accounting and Finance.

Sharon L. Reynolds.  Ms. Reynolds has served as our Senior Vice President of Nursing Home Operations since 1997.  From 1985 to 1997, Ms. Reynolds was in charge of running Northland Terrace, a 260-bed nursing home facility located in Columbus, Ohio.  From 1972 unit 1985, she has been an administrator of several nursing homes, mostly located in the greater Columbus, Ohio area.  Ms. Reynolds has directed the development and implementation of numerous specialized programs for patients with complex medical conditions during her career, and has been a speaker at a number of national health conventions.  She is a graduate of Franklin University where she earned her BS and MBA in 1980 and 1999, respectively.

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth, as of April 9, 2009, the beneficial ownership of our common stock by each of our directors, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

Names and Address	Number	Percent of Total
David A. Tenwick 8503 Misty Woods Circle Powell, Ohio 43065	440,549(1)	11.0%
Gary L. Wade 5057 Troy Road Springfield, Ohio 45502	298,399(2)	7.6%
Scott Cunningham 5057 Troy Road Springfield, OH 45502	27,920(3)	*
Sharon Reynolds 5057 Troy Road Springfield, Ohio 45502	14,040(4)	*

Names and Address	Number	Percent of Total
Philip S. Radcliffe 5057 Troy Road Springfield, Ohio 45502	26,825(5)	*
Laurence E. Sturtz 3421 Pointe Creek Court, Apt # 106 Bonita Springs, FL 34134	67,156(6)	1.8%
Jeffrey Levine 2615 Dunhollow Drive Springfield, Ohio 45503	17,400(7)	*
Peter J. Hackett 505 West Home Road Worthington, Ohio 43085	8,400(8)	*
All Directors and Officers as a Group	994,403	22.0%
*Less than 1%

(1)

Includes 8,000 options which are exercisable at $2.50 per share, 4,000 options at $1.50 per share, 3,000 warrants to purchase shares of common stock at $5.40 per share and 94,567 warrants at $1.21 per share and 94,566 warrants at $2.25 per share.

(2)

Includes 48,000 warrants and 8,000 options which are exercisable at $2.50 per share, 3,000 warrants exercisable at $5.40 per share, 50,866 warrants at $1.21 per share, 50,866 warrants at $2.25 per share and 4,000 options at $1.50 per share.

 (3)

Includes 16,000 options which are exercisable at $2.50 per share, 4,000 options at $1.50 per share, 1,760 warrants to purchase shares of common stock at $1.21 per share and 1,760 warrants at $2.25 per share.

(4)

Includes 4,400 options which are exercisable at $2.50 per share, 2,800 options at $1.50 per share, 1,520 warrants to purchase shares of common stock at $1.21 per share and 1,520 warrants at $2.25 per share.

(5)

Includes 2,000 options which are exercisable at $2.50 per share, 2,800 options at $1.50 per share, 1,000 warrants to purchase shares of common stock at $5.40 per share, 4,450 warrants at $1.21 per share and 4,450 warrants at $2.25 per share.

(6)

Includes 8,000 warrants and 8,000 options which are exercisable at $2.50 per share, 2,800 options at $1.50 per share, 4,000 warrants exercisable at $5.40 per share, 8,768 warrants at $1.21 per share and 8,768 warrants at $2.25 per share.

(7)

Includes 2,000 warrants which are exercisable at $5.40 per share, 2,800 options at $1.50 per share, 2,800 warrants at $1.21per share and 2,800 warrants at $2.25 per share.

(8)

Includes 2,000 warrants which are exercisable at $5.40 per share, 2,800 options at $1.50 per share, 800 warrants at $1.21 per share and 800 warrants at $2.25 per share.

Ownership of Common Stock by Principal Shareholders

The following table sets forth information as of April 9, 2009, relating to the beneficial ownership of common stock by each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

Names and Address	Number	Percent of Total
Ira A. Abrahamson, Jr. 105 West 4th Street, Suite 719 Cincinnati, Ohio 45202	323,472(1)	8.4%
Christopher Brogdon 593 Atlanta Street Roswell, Georgia 30075	730,142(2)	17.2%
Connie B. Brogdon 593 Atlanta Street Roswell, Georgia 3007	730,142(3)	17.2%
J. Michael Williams 1844 N. Fountain Blvd. Springfield, OH 45503	252,083(4)	6.4%

(1)

Includes 94,736 warrants which are currently exercisable at $5.40 per share.

(2)

Includes 78,561 shares held directly by Mr. Brogdon, 85,392 warrants which are currently exercisable by Mr. Brogdon at $5.40 per share, 185,889 shares held by Connie Brogdon (his spouse), 252,400 warrants which are currently exercisable by Connie Brogdon at $5.40 per share, 14,000 shares held by Connie Brogdon (his spouse) as custodian for the benefit of a minor child, and 113,900 warrants which are currently exercisable by Connie Brogdon as custodian for the benefit of a minor child.

(3)

Includes 185,889 shares held directly by Ms. Brogdon, 252,400 warrants which are currently exercisable by Ms. Brogdon at $5.40 per share, 78,561 shares held by Christopher Brogdon (her spouse), 85,392 warrants which are currently exercisable by Christopher Brogdon at $5.40 per share, 14,000 shares held by Ms. Brogdon as custodian for the benefit of a minor child and 113,900 warrants which are currently exercisable by Ms. Brogdon at $5.40 for the benefit of a minor child.

(4)

Includes 40,000 warrants exercisable at $2.50, 44,463 warrants exercisable at $1.21, 44,463 warrants exercisable at $2.25, 8,000 options exercisable at $2.50 and 4,000 exercisable at $1.50.

Executive Compensation

The following summary compensation table sets forth information regarding compensation paid during 2008 to our Principal Executive Officer, and our most highly compensated officers other than the principal executive officer.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	All other compensation (1)	Total
David A. Tenwick, Chairman (PEO)	2008	$145,089	$-	$-	$-	$-	$34,943	$180,033
Gary L. Wade, President, CEO	2008	$143,218	-	-	-	-	30,258	173,477
Scott Cunningham, CFO (PFO)	2008	$111,345		-	-	-	10,059	121,405
Sharon Reynolds, Senior VP, Nursing Home Operations	2008	$125,954		-	-	-	19,382	145,366

(1) Includes an expense allowance of $29,167, $25,000, $8,333 and $17,267 respectively.

Employment Agreements

We entered into employment agreements with Mr. Tenwick, Mr. Wade and Mr. Cunningham.  The employment agreements provided for an initial employment term of three years starting September 1, 2008 and ending September 1, 2011, with base salaries of $150,000, $145,000 and $120,000 respectively, health insurance, vacation and sick leave, a minimum salary increase of five percent per year and inclusion in any option program that we may institute in the future.  In addition, they each participate in the executive expense allowance program and are reimbursed $35,000, $30,000 and $10,000 respectively on an annual basis for expenses incurred in connection with performing duties for the Company.

The employment agreements with Mr. Tenwick, Mr. Wade and Mr. Cunningham each provide that if they are terminated for any reason other than cause (which is defined as dishonesty in transactions with us, material disloyalty and/or the express refusal to perform services for us which may be properly requested), we are required to compensate them from the remaining term of their employment agreement plus one additional year. The employment agreements also provide that if Mr. Tenwick, Mr. Wade or Mr. Cunningham leave voluntarily, or are terminated for cause, they may not compete within the state of Ohio for a period of one year following the termination.

Stock Incentive Plan

In November, 2007, the Board of Directors of the Company granted warrants to officers and directors of the Company equal to two warrants for every share of stock owned.  The warrants vest over five years and mature in ten years.  The exercise price of the warrants in each of the five years following the issuance of the warrants is determined as follows:  warrants vesting in 2008 are exercisable at $1.21; warrants vesting in 2009 are exercisable at $2.25; warrants vesting in 2010 through 2012 are exercisable at a price equal to the greater of (i) the average closing price of the Company’s common stock on NYSE AMEX exchange during the month of January each year or (ii) $3.00.  The value of the warrants issued during 2008 was $1.59 and was determined using the Black Scholes Option Pricing Model.

In August 2005, we adopted a Stock Option Plan to secure for us and our shareholders the benefits arising from capital stock ownership by our officers, directors, employees, and consultants who are expected to contribute to our future growth and success.  The Option Plan authorizes the grant of options to purchase an aggregate of 200,000 shares of our common stock (adjusted for stock splits) both as “incentive stock options” as that term is defined under Section 422(A) of the Internal Revenue Code of 1986, as amended, and stock options which do not qualify as incentive stock options (“non-qualified stock options”).  The Option Plan provides that the Board of Directors or the Compensation Committee appointed by the Board of Directors may grant options and otherwise administer the Option Plan.  The exercise price of each incentive option must be at least 100% of the fair market value of the shares of our common stock at the date of grant, and no such option may be exercisable for more than ten years after the date of grant.  However, the exercise price of each incentive stock option granted to any shareholder possessing more than 10% of the combined voting power of all classes of our capital stock on the date of grant must be not less than 110% of the fair market value on that date, and no such option may be exercisable more than five years after the date of grant.  The exercise price of each non-qualified stock option may be established by the Compensation Committee.  As of the date of this proxy, 157,000 incentive stock options and 42,000 non-qualified stock options have been granted at an exercise price of $1.50 per share under the 2005 option plan.  A total of 21,800 of these options have been forfeited due to routine stock attrition.

In August 2004, we adopted a Stock Option Plan to secure for us and our shareholders the benefits arising from capital stock ownership by our officers, directors, employees, and consultants who are expected to contribute to our future growth and success.  The terms and conditions of this plan is exactly the same as the August 2005 Option Plan.  As of the date of this proxy, 98,200 incentive stock options and 16,000 non-qualified stock options have been granted at an exercise price of $2.50 per share under the 2004 Option Plan. A total of 19,400 of these options have been forfeited due to routine staff attrition.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTIONS/WARRANTS AWARDS							STOCK AWARDS
Name and Principal Position	Number of securities underlying unexercised options (#) – exercisable	Number of securities underlying unexercised options (#) – unexercisable	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of stock that is not vested	Total number of unearned shares, units or other rights that have not vested	Market or payout value of unearned shares, units or other rights that have not vested
Chairman David A. Tenwick	3,200 1,600 1,600 1,600 2,000 2,000 94,566 94,566	2,000 2,000 2,000 94,566 94,566 94,568	0	$2.50 2.50 2.50 2.50 1.50 1.50 1.50 1.50 1.50 1.21 2.25 * * *	8/24/2009 8/24/2010 8/24/2011 8/24/2012 5/09/2012 5/09/2013 5/09/2014 5/09/2015 5/09/2016 11/16/2017 11/16/2017 11/16/2017 11/16/2017 11/16/2017	6,000	$6,840	$0	$0
President Gary L. Wade	3,200 1,600 1,600 1,600 2,000 2,000 50,866 50,866	2,000 2,000 2,000 50,866 50,866 50,866	0	$2.50 2.50 2.50 2.50 1.50 1.50 1.50 1.50 1.50 1.21 2.25 * * *	8/24/2009 8/24/2010 8/24/2011 8/24/2012 5/09/2012 5/09/2013 5/09/2014 5/09/2015 5/09/2016 11/16/2017 11/16/2017 11/16/2017 11/16/2007 11/16/2007	6,000	$6,840	0	0

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTIONS/WARRANTS AWARDS							STOCK AWARDS
Name and Principal Position	Number of securities underlying unexercised options (#) – exercisable	Number of securities underlying unexercised options (#) – unexercisable	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of stock that is not vested	Total number of unearned shares, units or other rights that have not vested	Market or payout value of unearned shares, units or other rights that have not vested
CFO Scott Cunningham	6,400 3,200 3,200 3,200 2,000 2,000 1,760 1,760	2,000 2,000 2,000 1,760 1,760 1,760	0	$2.50 2.50 2.50 2.50 1.50 1.50 1.50 1.50 1.50 1.21 2.25 * * *	8/24/2009 8/24/2010 8/24/2011 8/24/2012 5/09/2012 5/09/2013 5/09/2014 5/09/2015 5/09/2016 11/16/2017 11/16/2017 11/16/2017 11/16/2017 11/16/2017	6,000	$6,840	0	0
Senior V.P. Sharon Reynolds	1,760 880 880 880 1,400 1,400 1,520 1,520	1,400 1,400 1,400 1,520 1,520 1,520	0	$2.50 2.50 2.50 2.50 1.50 1.50 1.50 1.50 1.50 1.21 2.25 * * *	8/24/2009 8/24/2010 8/24/2011 8/24/2012 5/09/2012 5/09/2013 5/09/2014 5/09/2015 5/09/2016 11/16/2017 11/16/2017 11/16/2017 11/16/2017 11/16/2017	4,200	$4,788	0	0

* Warrants vesting in 2010 through 2012 are exercisable at a price equal to the greater of (i) the average closing price of  the Company’s common stock on NYSE AMEX exchange during the month of January each year or (ii) $3.00.

Director Compensation

The following Director Compensation table sets forth information regarding compensation paid to our non-employee directors.  Directors who are employed by us do not receive any compensation for their board activities.

DIRECTOR COMPENSATION – 2008(1)

Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and non-qualified deferred compensation earnings	All other compensation	Total
Philip S. Radcliffe	$11,500	-	-	-	-	-	$11,500
Laurence E. Sturtz	7,000	-	-	-	-	-	7,000
Jeffrey Levine	(2)	-	-	-	-	-	(2)
Peter S. Hackett	19,000	-	-	-	-	-	19,000

(1) Messrs. Tenwick and Wade are Executive Officers and do not appear on this table and receive no director compensation.

(2)  Mr. Levine deferred his compensation.

The following discloses the aggregate number of stock option awards outstanding for all directors:

Mr. Tenwick – 8,000 options exercisable at $2.50 per share, 4,000 options exercisable at $1.50 per share, 3,000 warrants each to purchase one share of common stock at $5.40, 94,567 warrants at $1.21 per share and 94,567 warrants at $2.25 per share all exercisable within 60 days of April 9, 2009.

Mr. Wade - 8,000 options exercisable at $2.50 per share, 4,000 options at $1.50 per share, 48,000 warrants each to purchase one share of common stock at $2.50, 3,000 warrants at $5.40, 50,866 warrants at $1.21 and 50,866 warrants at $2.25 all exercisable within 60 days of April 9, 2009.

Mr. Radcliffe – 2,000 options exercisable at $2.50 per share, 2,800 options at 1.50 per share, 1,000 warrants each to purchase one share of common stock at $5.40 per share, 4,450 warrants at $1.21 per share and 4,450 warrants at $2.25 per share all exercisable within sixty (60) days of April 9, 2009.

Mr. Sturtz – 8,000 options exercisable at $2.50 per share, 2,800 options at $1.50 per share, 8,000 warrants each to purchase one share of common stock at $2.50, 4,000 warrants at 5.40 per share, 8,768 warrants at $1.21 per share and 8,768 warrants at $2.25 per share all exercisable within 60 days of April 9, 2009.

Mr. Levine – 2,000 warrants which are exercisable at $5.40 per share and 1,400 options exercisable at 1.50 per share, 2,800 warrants at $1.21 per share and 2,800 warrants at $2.25 per share all exercisable within 60 days of April 9, 2009.

Mr. Hackett - 2,000 warrants which are currently exercisable at $5.40 per share, 2,800 options exercisable at 1.50 per share, 800 warrants at $1.21 per share and 800 warrants at $2.25 per share all exercisable within 60 days of April 9, 2009.

 Non-Employee Director Reimbursement

Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Battelle & Battelle LLP served as the registered independent public accounting firm for us for 2008 and throughout the periods covered by our financial statements.   Representatives of Battelle & Battelle LLP are not expected to attend the Annual Meeting of Shareholders in order to respond to appropriate questions from shareholders, and they will not have the opportunity to make a statement.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDED DECEMBER 31, 2008

Audit Fees

The aggregate fees billed and to be billed by Battelle & Battelle LLP for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-K and 10-Q were $188,200 for 2008.

Pre-Approval Policy

The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor or other registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to completion of the audit.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and greater than 10% shareholders to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission (“SEC”).  Copies of the reports are required by SEC regulation to be furnished to us.  Based on our review of such reports, and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the year ended December 31, 2008.

CERTAIN INFORMATION AND RELATED PARTY TRANSACTIONS

On January 1, 2005, Mr. Tenwick and Mr. Wade personally guaranteed a term loan in the amount of $1,650,000, which loan was used to acquire Assured Health Care Inc.  In consideration for these guarantees, Messrs. Tenwick and Wade each received warrants to acquire 40,000 shares of our common stock at a price of $2.50 per share.  These warrants remain exercisable until January 1, 2010. Mr. Tenwick exercised his warrants in 2006.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Each year our Board of Directors submits its nominations for election of directors at the annual meeting of shareholders.  Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the proxy statement for action at the annual meeting.  Any proposal submitted by a shareholder for inclusion in the proxy statement for the annual meeting of shareholders to be held in 2010 must be received by us (addressed to the attention of the Secretary) on or before February 25, 2010.  Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2010 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after February 25, 2010.  To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio.

ANNUAL REPORT

Our annual report on Form 10-K for the year ended December 31, 2008, containing financial statements for such year and the signed opinion of Battelle & Battelle LLP, registered independent public accounting firm, with respect to such financial statements, is being sent to shareholders concurrently with this proxy statement.  The Annual Report is not to be regarded as proxy soliciting material, and we do not intend to ask, suggest or solicit any action from the shareholders with respect to such report.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting.  If other matters should come before the meeting, however, each of the persons named in the proxy intends to vote in accordance with his judgment on such matters.

PROXY
ADCARE HEALTH SYSTEMS, INC.

Annual Meeting of Shareholders
June 5, 2009

The undersigned hereby appoints David A. Tenwick and Carol J. Groeber and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Shareholders of AdCare Health Systems, Inc. (the “Company”) to be held at the corporate offices located at 5057 Troy Road, Springfield, Ohio 45502 at 10:00 a.m., EST, on June 5, 2009, and at any adjournment thereof, to vote and act with respect to all shares of the Company, which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

1.

RESOLVED, that pursuant to the Articles of Incorporation, as amended, and the Code of Regulations of the Company, the following persons be, and they hereby are, elected Directors of the Company, to serve for following terms or until their successors are duly qualified and elected:

David A. Tenwick	3 Years
Gary L. Wade	3 Years

FOR	AGAINST	WITHHELD
☐	☐	☐

Except, vote withheld from the following nominee(s):

2.

To ratify the selection of our independent registered public accounting firm for the year ended December 31, 2008:

FOR	AGAINST	WITHHELD
☐	☐	☐

3.

To transact such other business as may properly come before the 2008 Annual Meeting of the Shareholders of the Company or any adjournment thereof:

FOR	AGAINST	WITHHELD
☐	☐	☐

This proxy when properly executed will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR proposals 1 through 3.

Please date and sign your name below as it appears on your stock certificate.

Dated:	, 2009
Signature

Signature (if held jointly)